GRANTED EFiled: Dec 07 2022 03:43PM EST Transaction ID 68530965 Case No. 2021 0762 LWW IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE EVAN UMBRIGHT, on behalf of himself and all other similarly situated stockholders of KHOSLA VENTURES ACQUISITION CO. II, Plaintiff, v. KHOSLA VENTURES ACQUISITION CO. II, ENRICO GAGLIOTI, SAMIR KAUL, ANITA SANDS and DMITRI SHKLOVSKY, Defendants. C.A. No. 2021-0762-LWW STIPULATION AND [PROPOSED] ORDER REGARDING NOTICE TO STOCKHOLDERS WHEREAS, on October 11, 2021, the Court entered an Order in the above- captioned action (the “Action”), which, among other things, voluntarily dismissed the Action brought by plaintiff Evan Umbright (“Plaintiff”), a stockholder of Khosla Ventures Acquisition Co. II (the “Company”), against the Company and its Board of Directors (the “Board” and, together with the Company, “Defendants”) as moot and retained jurisdiction solely for the purpose of determining Plaintiff’s counsel’s application for an award of attorneys’ fees and reimbursement of expenses (“Fee and Expense Application”); WHEREAS, on March 14, 2022, Plaintiff filed his Application for an Award of Attorneys’ Fees; EXHIBIT 99.1

WHEREAS, on June 1, 2022, Plaintiff filed his Supplemental Brief in Further Support of His Application for an Award of Attorneys’ Fees; WHEREAS, on August 5, 2022, Defendants filed their Answering Brief in Opposition to Plaintiff’s Application for an Award of Attorneys’ Fees; WHEREAS, on August 31, 2022, Plaintiff filed his Reply Brief in Further Support of His Application for an Award of Attorneys’ Fees; WHEREAS, a hearing on the Fee and Expense Application is scheduled for January 12, 2023 (the “Hearing”); WHEREAS, the parties intend to provide notice to stockholders of the Fee and Expense Application (the “Notice”) in a Form 8-K filed by the Company with the United States Securities and Exchange Commission (the “SEC”); WHEREAS, a proposed form of the Notice is attached as Exhibit A. NOW, THEREFORE IT IS ORDERED this __ day of _________ , 2022 that: 1. The Court approves, in form and content, the Notice filed by the parties as Exhibit A to the Stipulation and finds that the distribution of the Notice is appropriate and shall constitute due and sufficient notice to all Persons entitled thereto. 2. Within five (5) business days of the entry of this Order, the Company shall disclose the Notice in a Form 8-K filed with the SEC. -2-

3. At least ten (10) business days prior to the Hearing, counsel for Defendants shall file an affidavit with the Court stating that Defendants have complied with Paragraph 2. 4. If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by Defendants. Dated: December 5, 2022 SMITH, KATZENSTEIN & JENKINS LLP /s/ David A. Jenkins David A. Jenkins (#932) Neal C. Belgam (#2721) Jason Z. Miller (#6310) 1000 West Street, Suite 1501 Wilmington, DE 19801 (302) 652-8400 Attorneys for Plaintiff Of Counsel: Steven J. Purcell Robert H. Lefkowitz Anisha Mirchandani PURCELL & LEFKOWITZ LLP 200 Park Avenue, Suite 1700 New York, NY 10166 (212) 725-1000 MORRIS, NICHOLS, ARSHT & TUNNELL LLP /s/ Susan W. Waesco S. Mark Hurd (#3297) Susan W. Waesco (#4476) Miranda N. Gilbert (#6662) 1201 North Market Street Wilmington, Delaware 19801 (302) 658-9200 Attorneys for Defendants Khosla Ventures Acquisition Co. II, Enrico Gaglioti, Samir Kaul, Anita Sands, and Dmitri Shklovsky -3-

IT IS SO ORDERED this ____ day of ___________ , 2022. Vice Chancellor Lori W. Will -4-

This document constitutes a ruling of the court and should be treated as such. Court: DE Court of Chancery Civil Action Judge: Lori W. Will File & Serve Transaction ID: 68509256 Current Date: Dec 07, 2022 Case Number: 2021-0762-LWW Case Name: CLOSED 10/28/2021 Evan Umbright v Khosla Ventures Acquisition Co. II /s/ Judge Lori W. Will